3DSYSTEMS

THIRD QUARTER & NINE MONTHS 2015
CONFERENCE CALL AND WEBCAST

MANUFACTURING*THE*FUTURE

WWW.3DSYSTEMS.COM | NYSE:DDD

PARTICIPANTS

Wally Loewenbaum	• Chairman of the Board of Directors
Chuck Hull	• Executive Vice President; Chief Technology Officer
Andy Johnson	• Interim President & CEO; Chief Legal Officer
Dave Styka	• Executive Vice President; Chief Financial Officer
Mark Wright	• Executive Vice President; Chief Operating Officer
Stacey Witten	• Vice President, Investor Relations

WELCOME WEBCAST VIEWERS

To listen to the conference via phone and to ask questions during our Q&A session, please dial:

- **1-877-407-8291 in the United States**
- **1-201-689-8345 from outside the United States**

FORWARD LOOKING STATEMENTS

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions, and other statements which are other than statements of historical facts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "hope," "expects," "intends," "plans," "anticipates," "contemplates," "believes," "estimates," "predicts," "projects," "potential," "continue," and other similar terminology or the negative of these terms. From time to time, we may publish or otherwise make available forward-looking statements of this nature. All such forward-looking statements, whether written or oral, and whether made by us or on our behalf, are expressly qualified by the cautionary statements described on this message including those set forth below. In addition, we undertake no obligation to update or revise any forward-looking statements to reflect events, circumstances, or new information after the date of the information or to reflect the occurrence or likelihood of unanticipated events, and we disclaim any such obligation.

Forward-looking statements are only predictions that relate to future events or our future performance and are subject to known and unknown risks, uncertainties, assumptions, and other factors, many of which are beyond our control, that may cause actual results, outcomes, levels of activity, performance, developments, or achievements to be materially different from any future results, outcomes, levels of activity, performance, developments, or achievements expressed, anticipated, or implied by these forward-looking statements. As a result, we cannot guarantee future results, outcomes, levels of activity, performance, developments, or achievements, and there can be no assurance that our expectations, intentions, anticipations, beliefs, or projections will result or be achieved or accomplished. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. 3D System's actual results could differ materially from those stated or implied in forward-looking statements. Past performance is not necessarily indicative of future results. We do not intend to update these forward looking statements even though our situation may change in the future. Further, we encourage you to review the risks that we face and other information about us in our filings with the SEC, including our Annual Report on Form 10-K. These are available at www.SEC.gov.

COMPANY UPDATE

Andy Johnson
Interim President & CEO and Chief Legal Officer

MANUFACTURING*THE*FUTURE

EXECUTIVE MANAGEMENT COMMITTEE


Chuck Hull


Andy Johnson


Dave Styka


Mark Wright

We established an Executive Management Committee to provide ongoing leadership and to support companywide operations and strategic initiatives.

THIRD QUARTER 2015 OVERVIEW

Revenue decreased 9% to $151.6 million, or 3% on a constant currency basis

Gross profit margin decreased 90 basis points to 46.9%

Sequentially, operating expenses remained flat at $105.7 million and cash operating expenses decreased 8%

GAAP loss of $0.29 per share and non-GAAP earnings of $0.01 per share

All comparisons are as compared to the third quarter of 2014 unless otherwise noted

OPERATIONS UPDATE

Mark Wright
Executive Vice President and Chief Operating Officer

MANUFACTURING*THE*FUTURE

3D PRINTERS

We believe that residual reputational damage as a result of our earlier printer performance issues impeded our sales efforts in the quarter, but we are intensely focused and fully committed to achieving category leading printer performance and quality.

During the third quarter, we continued to remediate previously known SLS and DMP printer performance and quality issues. Printers that are currently shipping include the latest improvements.

We are systematically raising the bar on performance and quality standards across our full range of 3D printers- both with existing products and those in development.

We expanded beta testing of a next-generation direct metals 3D printer that is designed to complement our existing portfolio and extend our reach into additional applications.

PARTNERS

We continued to build out our Partner Xcel program and expanded and refined lead generation, forecasting, training and service tools to improve productivity and profitability for us and our partners.

We expanded our partnerships with Phillips Corporation, U.S. Army Research Lab and Pennsylvania State University to advance material and process developments, including critical defense and aerospace applications.

Methods Machine Tool, a U.S.-based leading supplier of precision machine tools and automation for manufacturing, became a partner in our distribution network, embracing our broad portfolio.

We partnered with GPI Prototype & Manufacturing, a leader in direct metal printing, to increase access to and adoption of DMP printers for the manufacture of end-use parts and to drive new applications.

PRODUCTIVITY

Charlie Grace joined as Chief Revenue Officer, Professional Products, leading all of our professional and production 3D printer related revenue generation activities worldwide.

Proven industry sales leader, Michele Marchesan, is spearheading our efforts to build an effective partner channel for our desktop 3D printers, focused primarily on education and engineering.

Bill Sanger joined as VP of Global Manufacturing bringing expertise in lean manufacturing to deliver the highest quality products in the most cost-effective way.

We continued to improve our call center operations for field service and customer support by investing in best-in-class service tools.

We recently opened a new worldwide service training center in Rock Hill, focusing on partner education, training and new product rollouts.

FINANCIAL REVIEW

Dave Styka
Executive Vice President and Chief Financial Officer

MANUFACTURING*THE*FUTURE

GAAP OPERATING RESULTS

$ in millions, except earnings per share	Third Quarter		Nine Months	
	2015	2014	2015	2014
Revenue	$ 151.6	$ 166.9	$ 482.8	$ 466.2
Gross Profit	$ 71.0	$ 79.8	$ 231.6	$ 227.7
Gross Profit Margin	*46.9%*	*47.8%*	*48.0%*	*48.8%*
Operating Expenses	$ 105.7	$ 71.6	$ 307.7	$ 205.6
% of Revenue	*69.7%*	*42.9%*	*63.7%*	*44.1%*
Operating Income (Loss)	($34.6)	$ 8.2	($76.0)	$ 22.1
% of Revenue	*(22.8%)*	*4.9%*	*(15.7%)*	*4.7%*
3DS Net Income (Loss)	($32.2)	$ 3.1	($59.1)	$ 10.1
% of Revenue	*(21.2%)*	*1.8%*	*(12.2%)*	*2.2%*
Earnings (Loss) Per Share	($0.29)	$ 0.03	($0.53)	$ 0.09

- Tables may not foot due to rounding

NON-GAAP RECONCILIATION

	Third Quarter		Nine Months	
($ in millions, except per share amounts)	**2015**	**2014**	**2015**	**2014**
GAAP net income (loss) attributable to 3D Systems	($ 32.2)	$ 3.1	($ 59.1)	$ 10.1
Cost of sales adjustments:				
Amortization of intangibles	$ 0.1	$ 0.1	$ 0.2	$ 0.2
Operating expense adjustments:				
Amortization of intangibles	$ 15.8	$ 11.0	$ 47.6	$ 28.3
Acquisition and severance expenses	$ 0.7	$ 1.4	$ 5.9	$ 4.8
Non-cash stock-based compensation expense	$ 8.8	$ 8.1	$ 28.9	$ 23.7
Arbitration award related to litigation	$ 11.3	—	$ 11.3	—
Interest and other expense adjustments:				
Non-cash interest expense	—	$ 0.1	—	$ 0.2
Loss on convertible notes	—	$ 1.8	—	$ 1.8
Tax effect	($ 3.6)	($ 5.9)	($ 25.6)	($ 17.8)
Non-GAAP net income	$ 0.8	$ 19.7	$ 9.1	$ 51.4
Non-GAAP basic and diluted earnings per share	$ 0.01	$ 0.18	$ 0.08	$ 0.48

- Tables may not foot due to rounding

We use non-GAAP financial measures of adjusted net income and adjusted earnings per share to supplement our unaudited condensed consolidated financial statements presented on a GAAP basis to facilitate a better understanding of the impact that several strategic acquisitions had on our financial results.

REVENUE HIGHLIGHTS

$ in millions

Quarter



$166.9
$11.8
$155.1
$187.4
$15.0
$172.4
$160.7
$15.9
$144.8
$170.5
$9.3
$161.2
$151.6
$10.1
$141.5
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Design & Manufacturing
Consumer

Nine Months



$358.6
$25.8
$332.8
$466.2
$28.8
$437.4
$482.8
$35.4
$447.4
2013
2014
2015
Design & Manufacturing
Consumer

Third Quarter

Design & Manufacturing revenue down 9% YOY
Consumer revenue down 14% YOY

Nine Months

Design & Manufacturing revenue up 2% YOY
Consumer revenue up 23% YOY

REVENUE BY CATEGORY & GEOGRAPHY

$ in millions

Category



$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
33%
23%
44%
42%
23%
35%
2014
2015
Products
Materials
Services

Geography



$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
17%
28%
55%
17%
30%
53%
2014
2015
Americas
EMEA
Asia-Pac

- Products revenue decreased 27% to $52.9 million
- Materials revenue decreased 11% to $34.8 million
- Service revenue increased 16% to $63.8 million

- Americas revenue decreased 11% to $80.7 million
- EMEA revenue decreased 5% to $45.0 million
- APAC revenue decreased 10% to $25.8 million

GROSS PROFIT MARGIN

$in millions

Third Quarter						
	2015		2014		Yr-Yr % Change	
Category	Gross Profit	Gross Profit Margin	Gross Profit	Gross Profit Margin	Gross Profit	Gross Profit Margin
Products	$ 12.8	24.2%	$ 25.8	35.3%	(50.2%)	(31.4%)
Materials	$ 26.5	75.9%	$ 28.5	73.1%	(7.3%)	3.8%
Services	$ 31.8	49.8%	$ 25.5	46.3%	24.6%	7.6%
Total	**$ 71.0**	**46.9%**	**$ 79.8**	**47.8%**	**(11.0%)**	**(1.9%)**

- Tables may not foot due to rounding

- Products GPM decreased due primarily to negative impact of consumer products
- Materials GPM increased from supply chain efficiencies and favorable mix
- Services GPM expanded on higher healthcare and software contributions

OPERATING EXPENSES

Third Quarter						
	GAAP Operating Expenses			Non-GAAP Operating Expenses		
Category	2015	2014	YOY Change Favorable/ (Unfavorable)	Q3 2015	Q3 2014	YOY Change Favorable/ (Unfavorable)
R&D	$ 22.5	$ 17.9	(25.3%)	$ 22.5	$ 17.9	(25.3%)
% of Revenue	*15%*	*11%*		*15%*	*11%*	
SG&A	$ 83.2	$ 53.7	(55.1%)	$ 46.7	$ 33.1	(41.0%)
% of Revenue	*55%*	*32%*		*31%*	*20%*	
Total Operating Exp	**$ 105.7**	**$ 71.6**	**(47.6%)**	**$ 69.1**	**$ 51.0**	**(35.6%)**
% of Revenue	*70%*	*43%*		*46%*	*31%*	

- Tables may not foot due to rounding

- SG&A increased from acquired expenses, including intangibles amortizations and higher compensation, an expense provision for the arbitration award related to the earnout in connection with our acquisition of Print3D in 2011
- R&D increased from new product developments and acquired businesses R&D expenditures
- Sequentially, total operating expenses remained flat and cash operating expenses decreased 8%

WORKING CAPITAL

$ in millions

	September 2015	December 2014	% Change Favorable/ (Unfavorable)
Cash	$ 157.5	$ 284.9	(44.7%)
Accounts Receivable	$ 134.5	$ 168.4	20.1%
Inventory	$ 138.2	$ 96.6	(43.0%)
Accounts Payable	$ 48.5	$ 64.4	24.7%
Working Capital	$ 339.3	$ 432.2	(21.5%)

- Tables may not foot due to rounding

- Used $4.3 million of cash for operations during the third quarter of 2015 and used $10.6 million year to date
- Paid $2.0 million in the third quarter and $95.5 million year to date for acquisitions and venture investments
- Backlog increased sequentially 4% to $40.5 million

REORGANIZATION AND COST REDUCTION

While we are continuing investments in new products, quality and partner centric initiatives, we are taking decisive steps to reduce our cost structure and better prioritize our resources.

These measures include additional consolidation of facilities, headcount reductions and focusing investments on near term opportunities.

In the third quarter we began to see early impacts of these efforts and our work is ongoing.

The Executive Management Committee is conducting a comprehensive evaluation of our business and market opportunities to refocus and reprioritize our resources and investments to foster sustainable growth and improve profitability.

Q&A SESSION

Out of respect for other conference call participants, please ask one question and then return to the queue to ask additional questions

Please direct all questions through the teleconference portion of this call

To ask questions:

- U.S.: 1-877-407-8291
- International: 1-201-689-8345

3DSYSTEMS

THANK YOU

MANUFACTURING *THE* FUTURE

WWW.3DSYSTEMS.COM | NYSE:DDD